Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 27, 2015 accompanying the consolidated financial statements and schedule in the Annual Report on Form 10-K of Rocky Mountain Chocolate Factory, Inc. and Subsidiaries for the year ended February 28, 2015, and we hereby consent to the incorporation by reference of such report in the Registration Statements of Rocky Mountain Chocolate Factory, Inc. on Forms S-8 (File Nos. 333-145986 and 333-191729).

/s/ EKS&H LLLP

May 27, 2015

Denver, Colorado